Exhibit 10.11

Fujian Blue Hat Interactive Entertainment Technology Ltd.

Purchase Agreement

Agreement Number: Xia No.(BH/C/PDE/061/2017) Zi Document

Purchaser: Fujian Blue Hat Interactive Entertainment Technology Ltd.

Address: Floor 7, Tower C, Fengrun Financial Holding Group Building, No.1010 Anling Road, Huli District, Xiamen

Telephone: 0592-2280081

Mailbox: lcy@bluehatgroup.net

Principal: Danqing GAO

Supplier: Fujian Wei Ya Culture Communication Co., Ltd.

Address: No.340 Yantian Road, Business Operation Center of Jimei, Xiamen

Telephone: 0592-6836555

Fax: 0592-6836555

Mailbox: vr7v66@163.com

Principal: Jianjun LIU 13799225888

Signing Date:	July 6, 2017	Signing Place:	Xiamen
Product Code	Product Name	Specification and Wrapping	Quantity-PCS	Unit Price Tax Included (RMB)	Total Price Tax Included (RMB)
B010406B01	AR Racer	80 PCS mixed stowage/box	1000000	15.00	15,000,000.00

		Total Quantity:	1000000	Total Amount (RMB)	15,000,000.00
Amount in Total (RMB): Fifteen Million
1

1.Basic Requirement:

1) Agreement Number: Xia No.(BH/C/PDE/061/2017) Zi Document

2) The Unit Price includes tax, packaging and 3C test cost. The color, size and material of products shall be subject to production sample confirmed and signed by the Purchaser.

3) Delivery Time: shall be subject to actual transportation document.

4) Delivery Method: shall be subject to the Purchaser’s shipping inform (S/I).

5) Shipment Schedule and Transportation Mode: shall be subject to shipping inform (S/I).

6) Product Requirement: shall be subject to sample confirmed.

7) Shipping Mark: shall be subject to shipping inform (S/I).

8) Pre-production Sample: the Supplier shall provide 3 sets of pre-production sample for each type, the Purchaser shall reply 1 set confirmation with signature, and the Supplier will produce according to the reply sample.

9) Pre-shipment Sample: before shipment, the Supplier shall freely provide 3 set of production sample for each type and production picture of front mark, side mark, sticker and products to the Purchaser for confirmation.

10) Examination Requirement: the Supplier shall submit inspection application to the Purchaser at least 7 days in advance, and the Purchaser will require for spot inspection. The products shall be 100% packaged while inspecting, and the Supplier shall freely provide 2 sets of QC production sample and send to the Purchaser’s company for each inspection. The Purchaser shall have the right to sample and test production the sample.

11) Payment Term: the Purchaser shall pay after 45 days of receiving original Agreement with the Supplier’s stamp, original copy of S/I, original copy of QC Qualified Report and valid value-added tax invoice.

2

2.Basic Requirement of Goods:

1) All product material shall be environmental and harmless, conform with product quality and safety requirement stipulated by nation, local and trade, execute Product Quality Law of the People's Republic of China and Law of the People's Republic of China on the Protection of Rights and Interests of Consumers, use safe and qualified raw material to ensure safety, and the products shall conform with CCC Quality Standard and European Toy Quality Standard.

2) Product style and quality shall be subject to the sample confirmed by Party A.

3) No shipment is allowed without being inspected by inspection personnel appointed by Party A and issuance of QC report allowing for shipping. Party B shall inform for inspection at least 7 days in advance.

4) QC inspection shall be conducted according to AQL Standard, including inspection on product function, appearance, packaging, transportation, etc. Party B shall be full responsible for all consequences caused by the failure of inspection.

5) If there is any unconformity of quality between delivered product and the sample confirmed, including product variety, model, specification and color, Party A shall have the right to claim for free alter and change, or reject the goods.

3

3.Other Requirements:

1) Intellectual Property: All the property rights and intellectual property rights over technical information, design draft, product mold and sample provided by the Purchaser to the Supplier for the purpose of production shall belong to the Purchaser, and the Supplier shall not copy, re-provide or release any of such content to other parties in any form. If there is no renew after the termination of this Agreement, the Supplier shall have no right to continue using. The Supplier promises that without the authorization of the Purchaser, the Supplier shall not sell the products of the Purchaser. If the Purchaser, during sales process, find any suspected product which could be produced by the Supplier, both parties shall actively verify and investigate. Once verified that Party B has engaged in such behavior, Party A shall have the right to punished Party B for RMB 500,000 (Five Hundred Thousand) as penalty and claim for compensation of all economic loss. Meanwhile, Party A shall have the right to terminate this Agreement unilaterally and pursue all responsibilities of Party B. Both parties promise that unless being agreed upon in writing by both parties or for the purpose of signing and performing this Agreement, neither party shall disclose or reveal the content of this Agreement to any third party outside this Agreement, except for the normal management activity of regulatory agency. The confidentiality obligation under this Agreement shall survive the termination of this Agreement until above information is known to the public.

2) All products under this Agreement shall provide sample pursuant to schedule required by the Purchaser, and complete production and shipment as required. Meanwhile, as part of after-sales service, Party B shall freely provide part of its products to Party A as compensation for damage happening in the transportation process, the compensation standard shall not exceed 2% of the purchased products’ total quantity.

3) If there is damage or loss of products caused by the Supplier’s packaging below the standard, the Supplier shall be responsible for compensation.

4) The Supplier will be punished for delayed delivery at the rate of 5% of total contract amount for each day of delay. If the delayed delivery exceed the original deadline 5 days, the Purchaser shall have the right to repeal this Agreement and claim against the Supplier for all loss. Any additional charges shall be borne by the Supplier, unless the delayed delivery is agreed upon by both parties.

5) If the inspection result is disqualified or the Purchaser is unable to inspect at the informed time due to delayed delivery, the Supplier shall bear the re-inspect fee for USD 150 each time.

6) This Agreement requires for value-added tax special invoice (17% tax rate) according to the requirement, every new Supplier shall provide following documents: 1) the hard copies with seal of duplicate copies of Business License, Tax Registration Certificate (National and Local) and Organization Code Certificate; 2) the opening bank, account number and account names of the Supplier.

7) The originals of this Agreement shall be returned to the Purchaser in duplicate and the receiving address is as follows: Room 401, Floor 4, Industrial Design Center, Cross-Strait Longshan Culture Creative Industry Park, No.84 South Longshan Road, Siming District, Xiamen.

8) Both parties shall perform this Agreement truly and fully. If one party requires to modify, suspend or terminate this Agreement for some reason, it shall be approved by the other party and sign another agreement. If this Agreement cannot be fulfilled due to default of one party, that party shall pay penalty to observant party at the rate of 30% of total contract amount and compensate the loss if caused.

9) Any dispute arising out of this Agreement shall be settled through friendly consultation between both parties; in case no settlement can be reached after consolation, the dispute shall be submitted to the court where the Purchaser’s Xiamen representative office is located.

Signature and Seal of Purchaser:

Signature of Legal Representative:/s/ Fujian Blue Hat Interactive Entertainment Technology Ltd.

Date:

4

Signature and Seal of Supplier:

Signature of Legal Representative: /s/ Fujian Wei Ya Culture Communication Co., Ltd.

Date: